Exhibit 99.1

MIDCOAST COMMUNITY BANCORP, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 02/24/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 02/24/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2.				For Against Abstain

1   Approve the Agreement and Plan of Merger, dated as of September 18, 2019, as amended, by and between Citizens Financial Services, Inc. and MidCoast Community Bancorp, Inc., and thereby to approve the transactions contemplated by the merger agreement, including the merger of MidCoast with and into a wholly-owned merger subsidiary of Citizens.

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2   Approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, including adjournments or postponements to permit further solicitation of proxies in favor of the approval of the merger proposal.

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NOTE: In their discretion, any other business which may properly come before the special meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
SHARES
CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is/are available at www.proxyvote.com

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MIDCOAST COMMUNITY BANCORP, INC. Special Meeting of Shareholders March 3, 2020 10:00 AM This proxy is solicited by the Board of Directors

The signing shareholder hereby constitutes and appoints Robert Aerenson and Joy Barrist, and each or either of them, proxies of the signing shareholder, with full power of substitution, to vote all of the shares of MidCoast Community Bancorp, Inc. that the signing shareholder may be entitled to vote at the Special Meeting of Shareholders to be held on March 3, 2020, at 10:00 a.m., local time, at the University and Whist Club, 805 N. Broom St. Wilmington, DE 19806, and at any adjournment or postponement of the meeting.

This proxy, when properly executed and dated, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side